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                                                                   EXHIBIT 10.34

                      AGREEMENT FOR WHOLESALE FINANCING
                             (SECURITY AGREEMENT)


TO IBM CREDIT CORPORATION                                 DATE: October 12, 1993

     In the course of our business, we acquire inventory and want you to finance our purchase of such inventory under the following terms and conditions:

     1. You may in your sole discretion from time to time decide the amount of credit you extend to us, notwithstanding any prior course of conduct between us. You may combine all of your advances to make one debt owed by us.

     2. You may in your sole discretion decide the amount of funds, if any, you will advance on any inventory we may seek to acquire. We agree that any decision to advance funds on any inventory will not be binding on you until such time as the funds are actually advanced.

     3. All financing provided by you to us will be used exclusively for the acquisition of inventory bearing certain trademarks or tradenames for which you have approved us to receive financing pursuant to the terms of this Agreement (the "Approved Inventory"). From time to time, you will identify such trademarks and tradenames to us in writing. When you advance funds, you may send us a Statement of Transaction or other statement if you choose. If you do, we will have acknowledged the debt to be an account stated and we will have agreed to the terms of the financing programs identified on such statement, unless we notify you in writing of any question or objection within seven (7) days after it is mailed to us.

     4. To secure payment of all of our current and future debts to you whether under this Agreement, any guaranty that we now or hereafter execute, or any other agreement between us, whether direct or contingent, we grant you a security interest in all of our inventory, equipment, fixtures, accounts, contract rights, chattel paper, instruments, reserves, documents of title, deposit accounts and general intangibles, whether now owned or hereafter acquired, and all attachments, accessories, accessions, substitutions and/or replacements thereto and all proceeds thereof. All of the above assets are defined pursuant to the provisions of Article 9 of the Uniform Commercial Code and are hereinafter collectively referred to as the "Goods". This security interest is also granted to secure our debts to all of your affiliates. We will hold all of the Goods financed by you, and the proceeds thereof, in trust for you and we will immediately account for and remit directly to you all such proceeds when payment is required under the terms of our financing program with you. You may directly collect any amount owed to us with respect to the Goods and credit us with all sums received by you. Your title, lien or security interest will not be impaired by any payments we make to the seller or anyone else or by our failure or refusal to account to you for proceeds.

     5. Our principle place of business is located at: 7915 West Park Drive, McLean, VA 22102 and we represent that our business is conducted as a [ ] SOLE PROPRIETORSHIP, [ ] PARTNERSHIP, [X] CORPORATION (check applicable term). We will notify you immediately of any change in our identity, name, form of ownership or management, and of any change in our principal place of business, or any additions or discontinuances of other business locations. The Goods will be kept at our principal place of business. We will immediately notify you if any of the Goods are kept at any other address. We and our predecessors have done business during the last six (6) months only under the following name:
CompuCom Federal Systems Group. This paragraph is for informational purposes only, and is not in any manner intended to limit the extent of your security interest in the Goods.

     6. We promise that the Goods are and will remain free from all claims and liens superior to yours and that we will defend the Goods against all other claims and demands. We will not rent, lease, lend, demonstrate, pledge, transfer or secrete any of the Goods or use any of the Goods for any purpose other than exhibition and sale to buyers in the ordinary course of business, without your prior written consent. We will execute all documents you may request to confirm or perfect your security interest in the Goods. We warrant and represent that we are not in default in the payment of any principal interest or other charges relating to any indebtedness owed to any third party, and no event has occurred under the terms of any agreement, document, promissory note or other instrument, which with or without the passage of time and/or the giving of notice constitutes or would constitute an event of default thereunder. Each financial statement that we submit to you is and will be correct and will accurately represent our financial condition. We further acknowledge your reliance on the truthfulness and accuracy of each financial statement that we submit to you in your extension of various financial accommodations to us.

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     7.  We will pay all taxes, license fees, assessments and charges for the
Goods when due. We will immediately notify you of any loss, theft, or destruction of or damage to any of the Goods. We will be responsible for any loss, theft or destruction of Goods. We will keep the Goods insured for their full insurable value against loss or damage under an "all risk" insurance policy. We will obtain insurance under such terms and in amounts as you may specify, from time to time, with companies acceptable to you, with a loss-payee or mortgagee clause payable to you to the extent of any loss to the Goods and containing a waiver of all defenses against us that is acceptable to you. We agree to provide you with written evidence of the required insurance coverage and loss-payee or mortgagee clause. We assign to you all amounts owed to us under any insurance policy, and we direct any insurance company to make payment directly to you to be applied to the unpaid debt owed you. We further grant you an irrevocable power of attorney to endorse any checks or drafts and sign and file all of the necessary papers, forms and documents to initiate and settle any insurance claims with respect to the Goods. If we fail to pay any of the above-referenced costs, charges, or insurance premiums, or if we fail to insure the Goods, you may pay such costs, charges and insurance premiums, and the amounts paid will be considered an additional debt owed by us to you.

     8. You have the right to enter upon our premises from time to time, as you in your sole discretion may determine for your sole benefit, and all without any advance notice to us, to: examine the Goods, appraise them as security; verify their condition and non-use; verify that all Goods have been properly accounted for; verify that we have complied with all terms and provisions of this Agreement; and assess, examine, and make copies of our books and records. Any collection by you of any amounts we owe under our financing programs with you at or during your examination of the Goods does not relieve us of our continuing obligation to pay our indebtedness owed to you in accordance with the terms of such financing programs.

     9. We agree to immediately pay you the full amount of the principal balance owed you on each item of inventory financed by you at the time such inventory is sold, lost, stolen, destroyed, or damaged, whichever occurs first, unless you have agreed in writing to provide financing to us on other terms. We also agree to provide you, upon your request, an inventory report which describes all the Approved Inventory in our possession (excluding any inventory financed by you under the Demonstration and Training Equipment Financing Option and the Rental Equipment Financing Option). Regardless of the terms of any scheduled payment financing program with you, if you determine, after conducting an inspection of all of our inventory, that the current outstanding indebtedness owed by us to you exceeds the aggregate wholesale invoice price of the Approved Inventory in our possession, we agree to immediately pay to you an amount equal to the difference between such outstanding indebtedness and the aggregate wholesale invoice price of such inventory. We will make all payments to you at your appropriate branch office. Any checks or other instruments delivered to you to be applied against our outstanding obligations will constitute conditional payment until the funds represented by such instruments are actually received by you. You may apply payments to reduce finance charges first and then principal, irrespective of our instructions. Further, you may apply principal payments to the oldest (earliest) invoice for the inventory financed by you, but, in any case, all principal payments will first be applied to such inventory which is sold, lost, stolen, destroyed, damaged, or otherwise disposed of. If we sign any instrument for the amount of credit extended, it will be evidence of our obligation to pay and will not be payment. Any discount, rebate, bonus, or credit for the inventory granted to us by any third party will not, in any way, reduce the debt we owe you, until you have received payment in cash.

     10. During each year or part of a year in which you have extended credit to us, we will pay you finance charges on the total amount of credit extended to us in the amount agreed to between us from time to time. The period, during which any third party provides a finance charge subsidy for us, will be included in the calculation of the annual percentage rate of the finance charges. Such finance charges may be applied by you to cover any amounts expended for your: appraisal and examination of the Goods; maintenance of facilities for payment; assistance in support of our retail sales; your commitments to manufacturers or distributors to finance shipments of Goods to us; recording and filing fees; expenses incurred in obtaining additional collateral or security; and any costs and expenses incurred by you arising out of the financing you extend to us. We also agree to pay you additional charges which will include: late payment fees; flat charges; charges for receiving NSF checks from us; renewal charges; and any other charges applicable to our financing program with you. Unless we hereafter otherwise agree in writing, the finance charge and additional charges agreed upon will be your applicable finance charge and additional charges for the class of Goods involved, prevailing from time to time at your principal place of business. You will send us, at monthly or other intervals, a statement of all charges due on our account with you. We will have acknowledged the charges due, as indicated on the statement, to be an account stated, unless we object in writing to you within seven (7) days after it is mailed to us. This statement may be adjusted by you at any time to conform to applicable law and this Agreement. If any manufacturer or distributor fails to provide a finance charge subsidy for us, as agreed, we will be responsible for and pay to you all finance charges billed to our account.

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     11. Any of the following events will constitute a default by us under this
Agreement: we breach any of the terms, warranties or representations contained in this Agreement or in any other agreements between us or between us and any of your affiliates; any guarantor of our indebtedness to you under this Agreement or any other agreements breaches any of the terms, warranties or representations contained in any guaranty or other agreements between any guarantor and you; any representation, statement, report or certificate made or delivered by us or any of our representatives, employees or agents or by any guarantor to you is not true and correct; we fail to pay any of the liabilities or indebtedness owed to you or any of your affiliates when due and payable under this Agreement or under any other agreements between us or between us and any of your affiliates; you determine that you are insecure with respect to any of the Goods or the payment of our debt owed to you; we abandon the Goods or any part thereof; we or any guarantor become in default in the payment of any indebtedness owed to any third party; a judgement issues on any money demand against us or any guarantor; an attachment, sale or seizure is issued against us or any of the Goods; any part of the Goods are seized or taken in execution; the death of the undersigned if the business is operated as a sole proprietorship or partnership, or the death of any guarantor; we cease or suspend our business; we or any guarantor make a general assignment for the benefit of creditors; we or any guarantor become insolvent or voluntarily or involuntarily become subject to the Federal Bankruptcy Code, state insolvency laws or any act for the benefit of creditors; any receiver is appointed for any of our or any guarantor's assets, or any guaranty pertaining to our indebtedness to you is terminated for any reason whatsoever; we lose any franchise, permission, license or right to sell or deal in any Goods which you finance; we or any guarantor misrepresent our respective financial condition or organizational structure; or you determine, in your sole discretion, that the Goods, any other collateral given to you to secure our indebtedness to you, or our or any guarantor's net worth has decreased in value, and we have been unable, within the time period prescribed by you, to either provide you with additional collateral in a form and substance satisfactory to you or reduce our total indebtedness by an amount sufficient to satisfy you. In the event of a default:

      (a) You may, at any time at your election, without notice or demand to us do any one or more of the following: declare all or any part of the indebtedness we owe you immediately due and payable, together with all court costs and all costs and expenses of your repossession and collection activity, including, but not limited to, all attorney's fees; exercise any or all rights of a secured party under applicable law; and/or cease making any further financial accommodations or extending any additional credit to us. All of your rights and remedies are cumulative .

      (b) We will segregate, hold and keep the Goods in trust, in good order and repair, only for your benefit, and we will not exhibit, transfer, sell, further encumber, otherwise dispose of or use for any other purpose whatsoever any of the Goods.

      (c) Upon your oral or written demand, we will immediately deliver the Goods to you, in good order and repair, at a place specified by you, together with all related documents; or you may, in your sole discretion and without notice or demand to us, take immediate possession of the Goods, together with all related documents.

      (d) We waive and release: any claims and causes of action which we may now or ever have against you as a direct or indirect result of any possession, repossession, collection or sale by you of any of the Goods and the benefit of all valuation, appraisal and exemption laws. If you seek to take possession of any of the Goods by court process, we irrevocably waive any notice, bonds, surety and security relating thereto required by any statute, court rule or otherwise.

      (e) We appoint you or any person you may delegate as our duly authorized Attorney-In-Fact to do, in your sole discretion, any of the following: endorse our name on any notes, checks, drafts or other forms of exchange received as payment on any Goods for deposit in your account; sell, assign, transfer, negotiate, demand, collect, receive, settle, extend or renew any amounts due on any of the Goods; and exercise any rights we have in the Goods.

If we bring any action or assert any claim against you which arises out of this Agreement, any other agreement or any of our business dealings, in which we do not prevail, we agree to pay you all costs and expenses of your defense of such action or claim including, but not limited to, all attorney's fees. If you fail to exercise any of your rights or remedies under this Agreement, such failure will in no way or manner waive any of your rights or remedies as to any past, current or future default.

     12. We agree that if you conduct a private sale of any Goods by soliciting bids from ten (10) or more other dealers or distributors in the type of Goods repossessed by or returned to you hereunder, any sale by you of such property in bulk or in parcels within 120 days of (a) your taking physical possession and control of such Goods or (b) when you are otherwise authorized to sell such Goods, whichever occurs last, to the bidder submitting the highest cash bid therefor, will be deemed to be a commercially reasonable means of disposing of the same. We agree that commercially reasonable notice of any public or private sale will be deemed given to us if you send us a notice of sale at least seven
(7) days prior to the date of any public sale or the time after which a private sale will be made. If you dispose of any such Goods other than as herein contemplated, the commercial reasonableness of such sale will be determined in accordance with the provisions of the Uniform Commercial Code as adopted by the state whose laws govern this Agreement.




























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We agree that you do not warrant the Goods. We will pay you in full even if the
Goods are defective or fail to conform to any warranties extended by any third party. Our obligations to you will not be affected by any dispute we may have with any third party. We will not assert against you any claim or defense we may have against any third party. We will indemnify and hold you harmless against any claims or defenses asserted by any buyer of the Goods by reason of: the condition of any Goods; any representations made about the Goods; or for any and all other reasons whatsoever.

     13. We grant to you a power of attorney authorizing any of your representatives to: execute or endorse on our behalf any documents, financing statements and instruments evidencing our obligations to you; supply any omitted information and correct errors in any documents or other instruments executed by or for us; do any and every act which we are obligated to perform under this Agreement; and do any other things necessary to preserve and protect the Goods and your rights and security interest in the Goods. We further authorize you to provide to any third party any credit, financial or other information on us that is in your possessio n.

     14. Time is of the essence in this Agreement. This Agreement will be effective from the date of its acceptance at your branch office. We acknowledge receipt of a true copy and waive notice of your acceptance of it. If you commit to advance funds under this Agreement, you will have accepted it. This Agreement will remain in force until one of us gives notice to the other that it is terminated. If we terminate this Agreement, you may declare all or any part of the indebtedness we owe you due and payable immediately. If this Agreement is terminated, we will not be relieved from any obligation to you arising out of your advances or commitments made before the effective date of termination. Your rights under this Agreement and your security interest in present and future Goods will remain valid and enforceable until all our debts to you are paid in full. We agree that we cannot assign this Agreement without your prior written consent. This Agreement will protect and bind your and our respective heirs, representatives, successors and assigns. It can be varied only by a document signed by your and our authorized representatives. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable. If we are a corporation, this Agreement is executed with the authority of our Board of Directors, and with shareholder approval, if required by the law. All notices you sent to us will be sufficiently given if mailed or delivered to us at our address shown in paragraph 5.

     15. The laws of the State of Illinois will govern this Agreement. We agree that venue for any lawsuit will be in the State or Federal Court within the county, parish, or district where your branch office, who provides the financial accommodations, is located. We hereby waive any right to change the venue of any action brought against us by you.

     16. If we have previously executed any security agreements relating to the Goods with you, we agree that this Agreement is intended only to amend and supplement such written agreements, and will not be deemed to be a novation or termination of such written agreements. In the event the terms of this Agreement conflict with the terms of any prior security agreement that we previously executed with you, the terms of this Agreement will control in determining the agreement between us. We further agree that the terms of this Agreement will be read liberally in your favor.

     17. We waive all exemptions and homestead laws to the maximum extent permitted by law. We waive any statutory right to notice or hearing prior to your attachment, repossession or seizure of the Goods. We further waive any and all rights of set-off we may have against you. We agree that any proceeding in which we, or you or any of your affiliates, or our assigns are parties, as to all matters and things arising directly or indirectly out of this Agreement, or the relations among the parties listed in this paragraph will be tried in a court of competent jurisdiction by a judge without a jury. We hereby waive any right to a jury trial in any such proceeding.

ATTEST:  Stanley P. Weintraub                  ComTeq Federal, Inc.
--------------------------------------   -----------------------------------
             Secretary                              Customer

Print Name: Stanley P. Weintraub         By: Gary Sorkin
            ---------------------------      -------------------------------

                                         Print Name: Gary Sorkin
                                                     ------------------------

          (CORPORATE SEAL)               Title: President
                                                ----------------------------
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                     SECRETARY'S CERTIFICATE OF RESOLUTION

     I certify that I am the Secretary and the official custodian of certain records, including the certificate of incorporation, charter, by-laws and minutes of the meeting of the Board of Directors of the corporation named below, and the following is a true, accurate and compared extract from the minutes of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice, at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

     Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion: "RESOLVED, That the several officers, directors and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from IBM Credit Corporation ("IBM Credit") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into security and other agreements with IBM Credit relating to the terms upon which financing may be obtained and security to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; and from time to time to pledge, assign, guaranty, mortgage, grant security interest in and, otherwise transfer to IBM Credit as collateral security for any obligations of this corporation to IBM Credit and its affiliated companies, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do in the premises."

     IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated: October 12, 1993                               Stanley P. Weintraub
                                                  --------------------------
                                                           Secretary

                                                      COMTEQ FEDERAL, INC.
                                                  --------------------------
                                                        Corporate Name

                                                                        10-12-93